UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 11, 2014

ARLINGTON ASSET INVESTMENT CORP.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	001-34374
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(703) 373-0200

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

Arlington Asset Investment Corp. (the “Company”) today announced that its Board of Directors appointed J. Rock Tonkel, Jr. as the Company’s Chief Executive Officer effective immediately. Mr. Tonkel, age 51, has served as President and Chief Operating Officer, a member of the Company’s Board of Directors and a member of the Company’s Investment Committee since 2007. Mr. Tonkel will also continue to serve as President of the Company, as a director for the remainder of his term and as a member of the Investment Committee.

Mr. Tonkel succeeds Eric F. Billings as Chief Executive Officer, who is retiring from this position effective immediately in order to focus on his other business activities. Mr. Billings will continue to serve as Executive Chairman of the Board as well as the Chairman of the Company’s Investment Committee.

Effective immediately, Mr. Tonkel’s annual base salary will be increased from $750,000 to $800,000, Mr. Tonkel’s annual cash incentive bonus for the year ending December 31, 2014 will be paid on a prorated basis based on the base salaries paid to Mr. Tonkel during the year, and Mr. Tonkel will receive a stock award consisting of restricted shares of Class A common stock of the Company (the “Restricted Shares”), with a value equal to $1,000,000 based on the last sale price of the Class A common stock on the New York Stock Exchange of $27.70 on June 11, 2014. The vesting schedule provides that the Restricted Shares will vest and become nonforfeitable, subject to Mr. Tonkel’s continued employment, as follows: (a) with respect to one-half of the Restricted Shares, on June 11, 2017; and (b) with respect to the other one-half of the Restricted Shares, on June 11, 2018. All of the aspects of Mr. Tonkel’s compensation and benefits will remain the same. In addition, all aspects of Mr. Billings’ compensation and benefits will remain the same while he serves as Executive Chairman as when he served as Chief Executive Officer.

Item 7.01. Regulation FD Disclosure.

On June 11, 2014, the Company issued a press release relating to the appointment of Mr. Tonkel as Chief Executive Officer of the Company. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, Exhibit 99.1 furnished pursuant to Item 9.01 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Arlington Asset Investment Corp. Press Release dated June 11, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLINGTON ASSET INVESTMENT CORP.

Date: June 11, 2014	By:	/s/ Kurt R. Harrington
	Name: Title:	Kurt R. Harrington Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Arlington Asset Investment Corp. Press Release dated June 11, 2014.